Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-187529 on Form S-8, Registration Statement No. 333-178136 on Form S-8, Registration Statement No. 333-122746 on Form S-8, Registration Statement No. 333-122742 on Form S-3 of RGC Resources, Inc. of our report dated December 8, 2016 appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2016.

CERTIFIED PUBLIC ACCOUNTANTS

1715 Pratt Drive, Suite 2700
Blacksburg, Virginia
December 8, 2016